Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELGIBILITY UNDER
THE TRUST INDETURE ACT OF 1939 OF A
COPORATION DESIGNATE TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)
________________________________________________________
U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

George J. Rayzis
U.S. Bank National Association
50 South 16th Street
Philadelphia, PA 19102
(215) 761 9317
(Name, address and telephone number of agent for service)
Triumph Group, Inc.
(Issuer with respect to the Securities)

Delaware	51-0347963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

899 Cassatt Road
Suite 210
Berwyn, Pennsylvania	19312
(Address of Principal Executive Offices)	(Zip Code)
5.250% Senior Notes due 2022
(Title of the Indenture Securities)
See Table of Additional Registrants
(As Guarantors)

TABLE OF ADDITIONAL REGISTRANTS
The following domestic subsidiaries of Triumph Group, Inc. are guarantors of the new notes and are co-registrants:

Exact Name of Registrant as Specified in its Charter	State of Incorporation or Organization	I.R.S. Employer Identification Number
Triumph Processing, Inc.	California	95-2504410
Triumph Structures-Los Angeles, Inc.	California	95-2110814
Triumph Brands, Inc.	Delaware	23-2974847
Triumph Group Acquisition Corp.	Delaware	23-2974848
The Triumph Group Operations, Inc.	Delaware	51-0347964
Triumph Group Acquisition Holdings, Inc.	Delaware	23-3075463
Triumph Fabrications-Fort Worth, Inc.	Delaware	75-1716019
Triumph Engineered Solutions, Inc.	Delaware	13-3869941
Nu-Tech Brands, Inc.	Delaware	23-2990482
Triumph Fabrications-San Diego, Inc.	Delaware	23-2996633
Triumph Turbine Services, Inc.	Delaware	23-3072034
Triumph Engineering Services, Inc.	Delaware	23-3086299
Triumph Actuation Systems-Valencia, Inc.	Delaware	23-3087691
Triumph Composite Systems, Inc.	Delaware	55-0803321
Triumph Thermal Systems, LLC	Delaware	05-0567797
Triumph Gear Systems, Inc.	Delaware	54-1840009
Triumph Aftermarket Services Group, LLC	Delaware	20-0701287
Triumph Aerospace Systems Group, LLC	Delaware	20-0701219
Triumph Structures-Wichita, Inc.	Delaware	20-4449110
Triumph Accessory Services-Grand Prairie, Inc.	Delaware	20-8227096
Triumph Integrated Aircraft Interiors, Inc.	Delaware	20-8646648
Triumph Investment Holdings, Inc.	Nevada	26-3094119
Triumph Aviations Inc.	Pennsylvania	23-3101288
Triumph Aerospace Systems-Newport News, Inc.	Virginia	54-1486601
Triumph Actuation Systems-Connecticut, LLC	Delaware	23-2985939
Triumph Actuation Systems, LLC	Delaware	51-0347968
HT Parts, L.L.C.	Delaware	02-0593102
Triumph Interiors, LLC	Delaware	20-4720061
Triumph Structures-Long Island, LLC	Delaware	26-1739922
Triumph Controls, LLC	Delaware	23-2831481
Triumph Insulation Systems, LLC	Nevada	90-0804428
Triumph Airborne Structures, LLC	Arkansas	71-0781909
Triumph Fabrications-Hot Springs, LLC	Arkansas	71-0402217
Triumph Gear Systems-Macomb, Inc.	Michigan	38-2180514
Triumph Structures-Kansas City, Inc.	Missouri	43-0996699
Triumph Structures-East Texas, Inc.	Texas	75-1477455
Triumph Aerostructures, LLC	Delaware	27-2570489
Triumph Fabrications-Orangeburg, Inc.	Illinois	37-1291831
VAC Industries, Inc.	Delaware	52-1784782
Triumph Structures-Everett, Inc.	Delaware	20-0450975
Triumph Aerostructures Holdings, LLC	Delaware	27-2891121
Triumph Aerostructures Real Estate Investment Co., LLC	Delaware	45-3611458
Triumph Engine Control Systems, LLC	Delaware	46-1826747
Triumph Processing-Embee Division, Inc.	California	95-1719509
Triumph Engine Control Holdings, Inc.	Delaware	46-2717921
_______________________________

c/o Triumph Group, Inc.
899 Cassatt Road
Suite 210
Berwyn, Pennsylvania 19312
(610) 251-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Each of the Co-Registrant’s Principal Executive Offices)

FORM T-1
Item 1.     GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.
Yes
Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None
Items 3-15 Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2013 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.
_______________________________

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Philadelphia, State of Pennsylvania on the 6 of August, 2014.
By: /s/ George J. Rayzis
George J. Rayzis
Vice President

Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, May 1, 2014, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, May 1, 2014, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 6

CONSENT
In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: August 6, 2014

By: /s/ George J. Rayzis
George J. Rayzis
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2014
($000’s)

3/31/2014
Assets
Cash and Balances Due From	$7,390,563
Depository Instituions
Securities	84,977,518
Federal Funds	36,998
Loans & Lease Financing Receivables	234,549,731
Fixed Assets	4,726,552
Intangible Assets	13,234,790
Other Assets	22,187,278
Total Assets	$367,103,430

Liabilities
Deposits	$270,081,137
Fed Funds	3,856,384
Treasury Demand Notes	—
Trading Liabilities	422,782
Other Borrowed Money	35,507,326
Acceptances	—
Subordinated Notes and Debentures	4,623,000
Other Liabilities	11,663,853
Total Liabilities	$326,154,482

Equity
Common and Preferred Stock	18,200
Surplus	14,266,409
Undivided Profits	25,808,807
Minority Interest in Subsidiaries	855,532
Total Equity Capital	$40,948,948

Total Liabilities and Equity Capital	$367,103,430